                                                                  EX.99 CODE ETH

                         MORGAN KEEGAN SELECT FUND, INC.
                       REGIONS MORGAN KEEGAN SELECT FUNDS
                         RMK ADVANTAGE INCOME FUND, INC.
                           RMK HIGH INCOME FUND, INC.
                         RMK STRATEGIC INCOME FUND, INC.

                               CODE OF ETHICS FOR
                             PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I. COVERED OFFICERS/PURPOSE OF THE CODE

     This code of ethics (this "Code") of Morgan Keegan Select Fund, Inc., Regions Morgan Keegan Select Fund, RMK Advantage Income Fund, Inc., RMK High Income Fund, Inc. and RMK Strategic Income Fund, Inc. (each, a "Fund" and collectively, the "Funds") applies to each Fund's Principal Executive Officer ("President") and Principal Financial Officer ("Treasurer") (the "Covered Officers" each of whom are set forth in Attachment A) for the purpose of promoting:

     - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

     - compliance with applicable laws and governmental rules and regulations;

     - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     -    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

     OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund. Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. Each Covered Officer is an officer or employee of the investment adviser or a service provider ("Service Provider") to the Fund. The Fund's, the investment adviser's and the Service Provider's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

     Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser and the Service Provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the Service Provider), be involved in establishing policies and implementing decisions which will have different effects on the investment adviser, the Service Provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if such participation is performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, it will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Directors/Trustees (the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

                                     * * * *

     Each Covered Officer must:

     - not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

     - not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Fund; and

     - not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

     There are some conflict of interest situations that may be discussed, if material, with the Fund's Compliance Officer for the Code. Examples of these include:

     - service as a director/trustee on the board of any public or private company;

     -    the receipt of any non-nominal gifts;

     - the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety (or other formulation as the Fund already uses in another code of conduct);

     - any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, any sub-adviser, principal underwriter, administrator or any affiliated person thereof; and

     - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. DISCLOSURE & COMPLIANCE

     - Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

     - Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors/trustees and auditors, and to governmental regulators and self-regulatory organizations;

     - Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the Fund's adviser or any sub-adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submit to, the SEC and in other public communications made by the Fund; and

     - It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

     - upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

     - annually thereafter affirm to the Board that he has complied with the requirements of the Code;

     - not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;

     - notify the Fund's Compliance Officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code; and

     - report at least annually any change in his affiliations from the prior year.

     The Fund's Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Fund's Board or a designated committee thereof (the "Committee").

     The Fund will follow these procedures in investigating and enforcing this
Code:

     - the Fund's Compliance Officer will take all appropriate action to investigate any potential violations reported to him;

     - if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

     - any matter that the Compliance Officer believes is a violation will be reported to the Committee;

     - if the Committee concurs that a violation has occurred, it will make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

     - the Committee will be responsible for granting waivers, as appropriate; and

     - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V. OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser, any sub-adviser, principal underwriter or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds and their investment advisers' and principal underwriters' codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI. AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Fund's Board, including a majority of independent directors/trustees.

VII. CONFIDENTIALITY

     All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel, the investment adviser and the respective Service Providers.

VIII. INTERNAL USE

     The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Adopted: August 25, 2003

                                    EXHIBIT A
                     PERSONS COVERED BY THIS CODE OF ETHICS
                             (AS OF AUGUST 23, 2004)

For Morgan Keegan Select Fund, Inc.
   Principal Executive Officer and President - Carter E. Anthony
   Principal Financial Officer and Treasurer - Joseph C. Weller

For Regions Morgan Keegan Select Funds
   Principal Executive Officer and President - Carter E. Anthony
   Principal Financial Officer and Treasurer - Joseph C. Weller

For RMK Advantage Income Fund, Inc.
   Principal Executive Officer and President - Carter E. Anthony
   Principal Financial Officer and Treasurer - Joseph C. Weller

For RMK High Income Fund, Inc.
   Principal Executive Officer and President - Carter E. Anthony
   Principal Financial Officer and Treasurer - Joseph C. Weller

For RMK Strategic Income Fund, Inc.
   Principal Executive Officer and President - Carter E. Anthony
   Principal Financial Officer and Treasurer - Joseph C. Weller

                         MORGAN KEEGAN SELECT FUND, INC.
                       REGIONS MORGAN KEEGAN SELECT FUNDS
                         RMK ADVANTAGE INCOME FUND, INC.
                           RMK HIGH INCOME FUND, INC.
                         RMK STRATEGIC INCOME FUND, INC.

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

                              ANNUAL CERTIFICATION
                              DATED AUGUST 5, 2005

1. I have read and understand the Code of Ethics for Principal Executive and Principal Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."

2. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics for Principal Executive and Principal Financial Officers and I have reported all affiliations or other relationships related to conflicts of interest required to be reported pursuant to this Code.


     Date: November 10, 2005            Signature: /s/ Carter E. Anthony
           --------------------------              -----------------------------
                                        Print Name: Carter E. Anthony
                                                    ----------------------------


     Date: November 10, 2005            Signature: /s/ Joseph C. Weller
           --------------------------              -----------------------------
                                        Print Name: Joseph C. Weller
                                                    ----------------------------